Exhibit 99.1

View, Inc.

195 S. Milpitas Blvd.

Milpitas, CA 95035

December 28, 2022

Anson Advisors, Inc.

155 University Ave, Suite 207, Toronto, Ontario, M5H 3B7

Email: operations@ansonfunds.com, notices@ansonfunds.com

To whom it may concern:

Reference is hereby made to the $28,000,000 aggregate principal amount of the 6.00%/9.00% Convertible Senior PIK Toggle Notes due 2027 (the “Notes”) issued by View, Inc., a Delaware corporation (the “Company”), pursuant to the Indenture, dated October 26, 2022 (the “Indenture”), by and between the Company and Wilmington Trust, National Association, and held by Anson Opportunities Master Fund LP, Anson Investments Master Fund LP, Anson East Master Fund LP, Anson North Star Tactical Equity Fund LP, Arch Anson Tactical Real Estate Fund LP and Arch Anson Tactical Real Estate NR Fund LP (collectively, the “Investors”). In consideration of the mutual covenants and agreements of the parties hereto, the Investors and the Company agree, to the extent the Notes held by Investors are not Global Notes (as defined in the Indenture), as follows:

A.

(i) Notwithstanding any provision of the Notes or the Indenture to the contrary, and subject to paragraph E below, any Notice of Conversion (as defined in the Indenture) with respect to the Notes delivered by or on behalf of the Investors (or any Investor Holder) shall be deemed automatically not to have been so delivered, and the Company shall have no obligation to deliver any shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) or make any other delivery with respect to such Notice of Conversion, to the extent that the delivery of any shares of Common Stock or any other security otherwise deliverable upon such conversion would result in the Investors, together with their affiliates or other persons whose beneficial ownership would be aggregated with the Investors’ (the “Investor Holders”), in the aggregate, having “beneficial ownership,” as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including the definition of any “group” of which any of the Investors are a member (“Beneficial Ownership”), of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below).

(ii) For purposes of calculating Beneficial Ownership, the aggregate number of shares of Common Stock beneficially owned by the Investor Holders shall include (a) the aggregate number of shares of Common Stock issuable upon conversion of the Notes held by the Investor Holders; (b) the aggregate number of shares of Common Stock beneficially owned by the Investor Holders; and (c) the aggregate number of shares of Common Stock issuable upon exercise, conversion or exchange of any other securities of the Company beneficially owned by the Investor Holders; provided that such calculation shall exclude the number of shares of Common Stock which are issuable upon exercise, conversion or exchange of the unexercised, unconverted or unexchanged portion of the Notes and any other securities of the Company beneficially owned by the Investor Holders (including, without limitation, any convertible or exchangeable notes, convertible stock or warrants) that are subject to the limitation on Beneficial Ownership described in this agreement or a limitation on conversion, exchange or exercise analogous to the limitation contained in this agreement. Any purported delivery to the Investors (or any Investor Holder) of a number of shares or any other security upon conversion of the Notes, in either case, shall be void and have no effect to the extent, and only to the extent, that after such delivery, any of the Investors (or any Investor Holder) would have Beneficial Ownership of shares of Common Stock in excess of the Beneficial Ownership Limitation. In the event that the issuance of shares of Common Stock to the Investors (or any Investor Holder) upon conversion of Notes results in the Investor Holders being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation (as determined under Section 13(d) of the Exchange Act), the shares issued in connection with such conversion of Notes (the “Conversion Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Investor Holders shall not have the power to vote or to transfer the Conversion Shares.

B.

For purposes of this agreement, “Beneficial Ownership Limitation” shall mean 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. Subject to paragraph E, the Investors (or any Investor Holder) may, from time to time by written notice to the Company, increase or decrease the Beneficial Ownership Limitation to any other percentage specified in such notice (subject to the provisions of Section 14.02(a)(vi) of the Indenture); provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

C.	For purposes of this agreement, the Investors shall be solely responsible for determining the number of shares that they and the other Investor Holders beneficially own.

D.

For purposes of this agreement, in determining the number of outstanding shares of Common Stock, the Investors (or any Investor Holder) may rely on the number of outstanding shares of Common Stock as reflected in (i) the Company’s most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K, Current Report on Form 8-K or other public filing with the U.S. Securities and Exchange Commission, (ii) a more recent public announcement by the Company or (iii) any other more recent written notice by the Company, in each case setting forth the number of shares of Common Stock outstanding. Upon the written request of any of the Investors (or any Investor Holder), the Company shall within two (2) business days confirm in writing to the Investors the number of shares of Common Stock then outstanding.

E.

The provisions of this agreement shall be construed, corrected and implemented in a manner so as to comply with the rules and regulations of The Nasdaq Stock Market LLC and so as to effectuate the intended beneficial ownership limitation herein contained. The shares underlying the Notes in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Investor Holders for any purpose, including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act.

This agreement may not be assigned without the prior written consent of the Company. This agreement shall be binding upon and shall inure to the benefit of the Investors and the Company and their respective permitted assigns, and no other person shall have any rights or obligations hereunder.

F.

The Company shall not at any time be under any duty or responsibility to any of the Investors to determine any of the Investor’s Beneficial Ownership of shares of Common Stock, nor shall the Company have any responsibility to determine or monitor compliance with the terms of this agreement, and the Company shall have no liability to any of the Investors in connection with the provisions of this agreement. The Company shall have no liability to any of the Investors under the Indenture or the Notes in connection with any action or inaction of the Company’s obligations under the Indenture or the Notes to the extent such action is taken or omitted to be taken pursuant to the provisions of this agreement.

G.

This agreement constitutes the full and entire understanding between the parties hereto with regard to the subject matter contained herein and supersedes all prior oral or written agreements or understandings with respect to the subject matter hereof.

H.

This agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the choice of law provisions of such state that would cause the application of the laws of any other jurisdiction.

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This agreement may be executed in multiple counterpart copies, each of which shall be considered an original and all of which shall constitute one and the same instrument binding on all parties.

Very truly yours,

VIEW, INC.

By:	/s/ Bill Krause
Name: Bill Krause
Title: Chief Legal Officer

ANSON ADVISORS INC. ON BEHALF OF THE INVESTORS

By:	/s/ Amin Nathoo
Name:	Amin Nathoo
Title:	Director, Anson Advisors Inc, the Co-Investment Adviser of the Investors

[Signature Page to Blocker Agreement]